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                                                                    EXHIBIT 99.1

                                   [AFC LOGO]

AFC ENTERPRISES PROVIDES UPDATE ON 10-K FILING

     Filing Not Expected to be Completed by Nasdaq Deadline of July 16, 2003

ATLANTA, July 15 /PRNewswire-FirstCall/ -- AFC Enterprises, Inc. (Nasdaq:
AFCEE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today provided an update on the status of the ongoing restatements of its financial statements and filing of its Annual Report on Form 10-K for fiscal year 2002. On June 19, 2003, the Company announced that the Nasdaq Listing Qualifications Panel had determined to continue listing the Company's Common Stock on the Nasdaq National Market, subject to specified conditions, one of which was the filing of the Form 10-K for 2002 with the Securities and Exchange Commission by July 16, 2003. The Company has today informed the Panel that it will not be able to meet this condition. The Company has requested that the Panel provide an additional extension to allow the Company to complete the audits for the fiscal years 2002, 2001 and 2000 and to file its Annual Report.

AFC indicated that its personnel and the KPMG audit team had made extraordinary efforts to meet the deadlines set by the Panel. The Company is currently taking all measures to complete the audits and file the Form 10-K for fiscal year 2002.

In its March 24, 2003 press release, the Company indicated that in addition to the adjustments specifically described in that release there would be additional adjustments to its financial statements. The Company has determined that these other adjustments will include, among other items, non-cash adjustments to reflect corrections to purchase accounting entries made in connection with the acquisition of Cinnabon, shortening useful lives of leasehold improvements, increasing certain accrued obligations for closed sites, adjusting sales and property tax accounts and correcting entries relating to capitalizing assets.

In addition, during the course of reauditing the Company's financial statements, the Company, its audit committee, and KPMG LLP, its independent auditors, have enlarged the scope of their inquiries to include an analysis of quarter-end adjustments relating to reserve and accrual accounts. The audit committee is investigating these adjustments and expects to complete this process prior to the completion of the audits of the Company's financial statements.

AFC Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,131 restaurants, bakeries and cafes as of May 18, 2003, prior to the sale of Seattle Coffee Company to Starbucks Corporation, in the United States, Puerto Rico and 32 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com.

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the outcome of the ongoing audits and restatement of the our financial statements, the cost and availability of our principal food products,

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labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 30, 2001 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.

Contact Information:

Felise Glantz Kissell, Director IR & Finance

(770) 353-3086